Amendment No. 1 to Loan Agreement


     Amendment No. 1, dated as of       , 1998, to LOAN AGREEMENT (the "Original
Agreement") dated as of March 19, 1998 by and between IAC Holdings Corp. (the "Borrower") and International Mezzanine Capital B.V. (the "Lender").

     WHEREAS, pursuant to the Original Agreement, the Borrower has outstanding indebtedness evidenced by a Promissory Note (the "Original Note") held by the Lender in the aggregate principal amount of U.S. $16,918,667; and

     WHEREAS, to provide financing in part for the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of , 1998 (the "Merger Agreement") between the Borrower and Industrial Acoustics Company, Inc. and for related fees and expenses, the Lender is willing to increase the principal amount of the indebtedness available under the Original Agreement by $ , to be evidenced by a $ Promissory Note having the same maturity as the Original Note in substantially the form of Exhibit A attached hereto (the "New Note") and subject to the other terms, conditions and Events of Default set forth in the Original Agreement.

     NOW THEREFORE, in consideration of the premises and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to the legally bound hereby agree and amend the Original Agreement as follows:

     1. Defined Terms. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

     2. Closing. (a) The closing (the "Closing") of the borrowings evidenced by the New Note shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York time, on the third Business Day following the date of the Merger or such other place and time as may be designated by Borrower on two Business Days' notice.

     (b) The Lender shall make its loan evidenced by the New Note on the date of Closing by paying or causing to be paid $ in immediately available funds to an account of the Borrower specified by the Borrower.


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     (c) In consideration of the loan made by the Lender to the Borrower at the
Closing, the Borrower shall deliver to the Lender the New Note, duly executed on behalf of the Borrower and dated the date of the Closing.

     3. Representations and Warranties of Borrower. The Borrower represents and warrants to the Investor as follows:

          (a) Each of the representations and warranties made by the Borrower in the Original Agreement is true and correct on the date hereof with the same effect as though such representations and warranties had been made on the date hereof.

          (b) There is no Default or Event of Default existing under the Original Agreement.

          (c) The Borrower has all requisite corporate power and authority to enter into this Amendment No. 1 and to issue the New Note, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

          (d) The Borrower has taken all corporate action necessary to authorize its execution and delivery of this Amendment No. 1 and the New Note, the performance of its obligations hereunder and thereunder, and its consummation of the transactions contemplated hereby and thereby. This Amendment No. 1 and the New Note have been executed and delivered by an officer of the Borrower in accordance with such authorization. This Amendment No. 1 (and the Original Agreement as amended hereby) and the New Note constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and to general principles of equity.

          (e) The execution and delivery by the Borrower of this Amendment No. 1, the New Notes and the Acquisition Agreement, its consummation of the transactions contemplated hereby and thereby, and its compliance with the provisions hereof and thereof, will not (i) violate or conflict with any provision of its Charter or By-laws, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, security, license, permit, or instrument to which the Borrower or any of its subsidiaries is a party,


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     or to which it or any of its assets is subject, (iii) violate or conflict with any law, statute, rule or regulation or any order of any court or other governmental agency binding upon the Borrower or any of its subsidiaries, or (iv) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), other than those which have been obtained or made.

     4. Related Agreements and Covenants. (a) The Borrower hereby agrees that the New Note shall be governed by all of the terms and conditions of the Original Agreement, including, without limitation, the interest and payment and prepayment provisions, the affirmative and negative covenants and the Events of Default and the expense and indemnity provisions. Unless the context otherwise requires, all references in the Original Agreement to the Notes shall be deemed to include the New Note and all reference in the Original Agreement to the Loan shall be deemed to include the indebtedness evidenced by the New Note.

     (b) The Borrower shall use the borrowings evidenced by the New Note for the purposes specified in the second recital to this Agreement.

     5. Prior or Simultaneous Actions. Prior to or at the Closing, the following actions have been or are being taken:

          (a) All consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery by the parties of this Amendment No. 1 and the New Note, and the consummation by the parties of the transactions contemplated hereby and thereby, shall have been obtained or made.

          (b) The Lender is receiving certified copies of all requisite corporate actions taken by the Borrower to authorize its execution and delivery of this Amendment No. 1 and the New Note, its performance of its obligations hereunder and thereunder, and its consummation of the transactions contemplated hereby and thereby, and such other corporate documents and other papers as the Lender or its counsel may reasonably request.

          (c) The Borrower shall have received an additional cash equity
     contribution of at least $            .


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     6. Miscellaneous. Section 12 of the Original Agreement is hereby incorporated by reference in this Amendment and all references in Section 12 of the Original Agreement to the Agreement shall be deemed to be references to the Original Agreement as amended by this Amendment.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 to the Loan Agreement on the date first above written.

                                    IAC HOLDINGS CORP.


                                    By:___________________________________
                                        Name:
                                        Title:


                                    INTERNATIONAL MEZZANINE CAPITAL
                                      B.V.


                                    By:___________________________________
                                        Name:
                                        Title:




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                                                                       EXHIBIT A

                                 PROMISSORY NOTE

                               IAC HOLDINGS CORP.


U.S. $                                                     New York, New York
                                                                       , 1998


     FOR VALUE RECEIVED, IAC HOLDINGS CORP., a Delaware corporation (the "Borrower"), hereby promises to pay to INTERNATIONAL MEZZANINE CAPITAL B.V. (the "Lender") or its registered assigns, in lawful money of the United States of America in immediately available funds, on the dates and in the amounts set forth in the Agreement (as defined below), the aggregate principal sum of U.S. DOLLARS ($ ).

     This Note is a Note referred to in the Loan Agreement, dated as of March 19, 1998, as amended by Amendment No. 1 on the date hereof (the "Agreement"), by and between the Borrower and the Lender, and is entitled to the benefits thereof and shall be subject to the provisions thereof. This Note is also entitled to the benefits of each of the Loan Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to mandatory and voluntary prepayment, in whole or in part.

     The Borrower promises to pay interest on the aggregate unpaid principal amount hereof in like money from the date hereof until paid at the rates and at the times provided in the Agreement.

     If an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, and, except as expressly set forth in the Agreement, any and all other notices or demands of any kind in connection with the delivery, performance, default or enforcement of this Note.


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     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.


                                    IAC HOLDINGS CORP.



                                    By:___________________________________
                                        Name:
                                        Title: